          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           BERRY PETROLEUM COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                            BERRY PETROLEUM COMPANY
                             28700 HOVEY HILLS ROAD
                                   P.O. BIN X
                             TAFT, CALIFORNIA 93268

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 19, 1995

To the Shareholders of Berry Petroleum Company:

     The Annual Meeting of Shareholders of Berry Petroleum Company (the "Company"), will be held at the Company's corporate headquarters at 28700 Hovey Hills Road, Taft, California on May 19, 1995 at 10:00 a.m. for the following purposes:

     1. To elect a board of twelve directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

     2. To approve the Company's 1994 Stock Option Plan;

     3. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year 1995; and

     4. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 27, 1995 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     YOU ARE INVITED TO ATTEND THIS MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, YOU ARE URGED TO PROMPTLY SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. IF YOU RETURN AN EXECUTED PROXY AND THEN ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY.

                                          By Order of the Board of Directors

                                          Kenneth A. Olson
                                          Corporate Secretary/Treasurer

April 10, 1995
Taft, California

                            BERRY PETROLEUM COMPANY
                             28700 HOVEY HILLS ROAD
                             TAFT, CALIFORNIA 93268

                                PROXY STATEMENT

                                 APRIL 10, 1995

                            ------------------------

     This Proxy Statement is furnished by the Board of Directors of Berry Petroleum Company (respectively the "Board" and the "Company" or "Berry") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on May 19, 1995, or at any adjournment thereof (the "Annual Meeting" or "Meeting") pursuant to the Notice of said Meeting. This Proxy Statement and the proxies solicited hereby are being first mailed to shareholders of the Company on or about April 10, 1995.

     SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. You may revoke your proxy at any time prior to its exercise by giving written notice to the Secretary of the Company. If you return an executed proxy and then attend the Annual Meeting, you may revoke your Proxy and vote in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

     Unless otherwise directed in the accompanying Proxy, persons named therein will vote FOR the election of the twelve director nominees listed below, FOR the approval of the 1994 Stock Option Plan and FOR the ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year 1995. As to any other business that may properly come before the Meeting, the proxyholders will vote in accordance with the recommendation of the Board of Directors.

                               VOTING SECURITIES

     March 27, 1995 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of March 10, 1995 there were 21,033,169 and 898,892 shares, respectively, of Class A Common Stock ("Common Stock") and Class B Stock ("Class B Stock"), par value $.01 per share, issued and outstanding, referred to collectively as the "Capital Stock".

     Berry's Certificate of Incorporation provides that, except for proposed amendments to Berry's Certificate of Incorporation adversely affecting the rights of a particular class (which must be approved by the affected class voting separately), the Common Stock and the Class B Stock will vote as a single class on all matters upon which the Capital Stock is entitled to vote. Each share of Common Stock is entitled to one vote and each share of Class B Stock is entitled to 95% of one vote. The Certificate of Incorporation also provides for certain adjustments to the Capital Stock in the event a separate class vote is imposed by applicable law. Holders of the Capital Stock are entitled to cumulative voting rights for election of directors. Cumulative voting rights entitle a shareholder to cast as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder. A shareholder may cast all of such shareholder's votes as calculated above for one candidate or may distribute the votes among two or more candidates. Unless otherwise instructed, the shares represented by proxies to management will be voted in the discretion of management so as to elect the maximum number of the management nominees which may be elected by cumulative voting.

               PRINCIPAL SHAREHOLDERS AND OWNERSHIP BY MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Berry's Capital Stock as of March 10, 1995 by (i) each of its directors who own Berry Capital Stock, (ii) all directors and officers as a group, and (iii) each shareholder who beneficially owns more than 5% of Berry's outstanding Capital Stock.

                                                            AMOUNT AND NATURE OF
                                                                 BENEFICIAL
                                                               OWNERSHIP(1)(2)
     NAME AND ADDRESS                                     -------------------------
   OF BENEFICIAL OWNER*               POSITION             SHARES           PERCENT
- --------------------------    ------------------------    ---------         -------
Harvey L. Bryant              Chairman of the Board          21,220             **
                              and Director
Jerry V. Hoffman              President, Chief               73,591(3)          **
                              Executive Officer and
                              Director
Benton Bejach                 Director                      826,964(4)        3.8%
William F. Berry              Director                    1,739,551(5)        7.9%
Gerry A. Biller               Director                        9,000(6)          **
Ralph B. Busch, Jr., M.D.     Director                      945,408(7)        4.3%
William E. Bush, Jr.          Director                      582,900(8)        2.7%
William B. Charles            Director                      564,174(9)        2.6%
Richard F. Downs              Director                        8,000             **
John A. Hagg                  Director                       10,000             **
Thomas J. Jamieson            Director                          100(10)         **
Roger G. Martin               Director                        3,000             **
All Directors and Officers                                4,817,686(11)      21.9%
  as a group (17 persons)
C.J. Bennett                                              1,636,890(12)       7.5%
Winifred Lowell                                           1,987,112(13)       9.1%
Bank of California                                        2,141,684(14)       9.8%

- ---------------

   * All directors and beneficial owners listed above can be contacted at Berry Petroleum Company, P.O. Bin X, Taft, CA 93268.

  ** Represents beneficial ownership of less than 1% of the Company's outstanding Capital Stock.

 (1) Unless otherwise indicated, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power.

 (2) All shares indicated are Common Stock, except 898,892 shares beneficially owned by Winifred Lowell, which are Class B Stock. Percent calculations are based on total shares of Capital Stock outstanding.

 (3) Includes 18,931 shares held directly, 33,600 shares which Mr. Hoffman has the right to acquire upon the exercise of options granted under the Company's 1987 Nonstatutory Stock Option Plan and 21,060 shares held by the Company's 401(k) Thrift Plan which Mr. Hoffman votes as Chief Executive Officer of Berry.

 (4) All indicated shares are held of record by Mr. Bejach's wife, Wanlyn Berry Bejach. Mr. Bejach does not exercise voting or investment power and disclaims beneficial ownership as to these shares.

 (5) Includes 1,704,829 shares held directly and 34,722 shares held in the Berry Children's Trust as to which William F. Berry has voting and investment power.

 (6) Includes 5,000 shares held directly and 4,000 shares held in the Michael J. Basso Trust for which Mr. Biller shares voting and investment power with the Trustors.

 (7) Includes 614,034 shares held of record by Dr. Busch's wife, for which he disclaims beneficial ownership. Includes shares held under trusts for the benefit of Frank H. Bennett II (as to 83,493 shares), Scott Forrest Bennett (as to 83,493 shares), Ellyn D. Busch (as to 78,194 shares) and Frank Bennett Busch (as to 78,194 shares). Ralph B. Busch, Jr., his wife, Ethel
     D. Busch, and her brother C.J. Bennett share voting and investment power under the aforementioned trusts. Also included are 8,000 shares of the C.J. Bennett Insurance Trust of 1987 for which Dr. Busch is Trustee.

 (8) Includes 252,700 shares held directly, 200 shares held by Mr. Bush's wife as Trustee for their children and 330,000 shares held in the William E. Bush Trust as to which Mr. Bush shares voting power with other trustees.

 (9) Includes 520,714 shares as to which Mr. Charles shares voting and investment power with his wife, Jaqueline Charles, as Trustee under the Charles Family Trust. Also includes 43,460 shares held of record by Jaqueline Charles as Trustee for their grandchildren. Does not include 467,166 shares held in two family trusts as to which shares Mr. Charles does not possess voting or investment power.

(10) Includes 100 shares held indirectly by Mr. Jamieson through Jaco Oil Company, a corporation.

(11) Includes 65,941 shares which the Company's Officers have the right to acquire upon the exercise of options granted under the Company's 1987 Nonstatutory Stock Option Plan.

(12) Includes 1,313,516 shares held directly by the C.J. Bennett Trust of 1987 and 323,374 shares held in trust as noted in (7) above for which voting and investment power is shared with Ralph B. Busch, Jr. and his wife Ethel D. Busch.

(13) Held of record by Winberta Holdings, Ltd.; 898,892 shares are Class B Stock and 1,088,220 shares are Common Stock.

(14) Bank of California is the trustee of certain trusts to which the trustors retain the voting power.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors and persons beneficially owning greater than ten percent of the outstanding Shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that all
Section 16(a) filing requirements were complied with, except that one report for one transaction was filed late by Mr. Bryant.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     The Company's directors are elected at each annual meeting of shareholders. At the Annual Meeting, twelve directors, constituting the authorized number of directors, will be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The nominees receiving the greatest numbers of votes at the Annual Meeting up to the number of authorized directors will be elected.

     The nominees for election as directors at the Annual Meeting set forth in the table below are all incumbent directors who were elected at the 1994 Annual Meeting of Shareholders. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any director is withheld in a proxy, it is intended that each proxy will be voted FOR such nominees. In the event that any of the nominees for director should before the Meeting become unable to serve, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, all the nominees will be available to serve.

                                                                                     DIRECTOR
                     NOMINEE                AGE                POSITION               SINCE
        ---------------------------------   ----      ---------------------------    --------
        Harvey L. Bryant                     65       Chairman of the Board              1985
                                                      and Director
        Jerry V. Hoffman                     45       President, Chief Executive         1992
                                                      Officer and Director
        Benton Bejach                        72       Director                           1985
        William F. Berry                     54       Director                           1985
        Gerry A. Biller                      62       Director                           1989
        Ralph B. Busch, Jr.                  72       Director                           1985
        William E. Bush, Jr.                 48       Director                           1986
        William B. Charles                   67       Director                           1985
        Richard F. Downs                     63       Director                           1985
        John A. Hagg                         47       Director                           1994
        Thomas J. Jamieson                   52       Director                           1993
        Roger G. Martin                      57       Director                           1985

Set forth below is information concerning each of the nominee Directors of Berry.

     Mr. Bryant was named Chairman of the Company's Board of Directors in March 1992 and is the Chairman of the Executive Committee. Mr. Bryant held the Chief Executive Officer position from December 1985 until May 1994 and was the President of the Company from December 1985 until March 1992.

     Mr. Hoffman was named President and Chief Executive Officer in May 1994 and was President and Chief Operating Officer from March 1992 to May 1994. Mr. Hoffman, a CPA, is a member of the Executive Committee and was the Senior Vice President and Chief Financial Officer of the Company from February 1985 until March 1992.

     Mr. Bejach is a member of the Compensation Committee. Mr. Bejach is retired, but has real estate investments in Hawaii, Nevada and Tennessee. Mr. Bejach is a brother-in-law to William F. Berry. Mr. Bejach's wife is a sister of William F. Berry and a cousin of William B. Charles and Ralph B. Busch, Jr.'s wife.

     Mr. Berry is the Chairman of the Investment Committee and a member of the Executive Committee. Mr. Berry is currently a private investor and was involved in investment banking for a major California bank for over 20 years. Mr. Berry is a brother-in-law to Benton Bejach, a cousin to William B. Charles, William E. Bush, Jr., and Ralph B. Busch Jr.'s wife.

     Mr. Biller is a member of the Investment and Audit Committees. Mr. Biller is a senior partner of Vance, Thrift & Biller, a CPA firm in Ventura and has been with that firm since 1957.

     Dr. Ralph Busch is the Chairman of the Compensation Committee and a member of the Executive Committee. Dr. Busch is a retired anesthesiologist, thoroughbred horse breeder, fallow deer rancher and a private investor. Dr. Busch's wife is a cousin of William F. Berry, William E. Bush, Jr., William B. Charles and Benton Bejach's wife.

     Mr. Bush is a member of the Investment Committee. Mr. Bush is currently the General Manager of Kleen-Seed Delinting Company, Inc. and has held various other positions at Kleen-Seed since May 1987. Prior to May 1987, Mr. Bush was the Area Manager/Technical Representative of Gustafson, Inc. (a division of Uniroyal) for Arizona and California for nine years. Mr. Bush is also a Director of Eagle Creek Mining & Drilling, Inc. Mr. Bush is a cousin to William F. Berry, William
B. Charles, Benton Bejach's wife and Ralph B. Busch, Jr.'s wife.

     Mr. Charles is a member of the Compensation Committee. Mr. Charles is a private investor and is the Chief Executive Officer of Winton Development Co., Inc., doing business as "Mt. Shasta Ski Park". Mr. Charles is also General Manager of Mt. Shasta Ski Park. Mr. Charles is a cousin to William F. Berry, William E. Bush, Jr., Benton Bejach's wife and Ralph B. Busch, Jr.'s wife.

     Mr. Downs is Chairman of the Audit Committee and a member of the Investment Committee. Mr. Downs has been the President of Lyndow Financial, a privately held company, since February 1991. Mr. Downs was Chief Financial Officer of Duncan Enterprises, a manufacturer and marketer of hobby ceramic products, from 1973 to July 1990.

     Mr. Hagg has been the Chairman, President and Chief Executive Officer of Northstar Energy Corporation ("Northstar") since 1985. Northstar is an intermediate Canadian oil and gas producer, based in Calgary, Alberta with its common shares listed on The Toronto Stock Exchange.

     Mr. Jamieson is a member of the Executive Committee. Mr. Jamieson is the Chief Executive Officer, President and founder of Jaco Oil Company and the majority owner and founder of Wholesale Fuels, Inc. which was started in 1983. Founded in 1970, Jaco Oil Company, based in Bakersfield, California, has become one of the largest independent gasoline marketers in the western United States. Mr. Jamieson is a Director of Superior National Insurance Company and is also involved in real estate, oil and gas properties and insurance.

     Mr. Martin is a member of the Audit, Compensation and Executive Committees. Mr. Martin has been the Manager of Special Projects at the Wilmington Field for the city of Long Beach, California since August 1991 and prior to that, served as an independent oil and gas consultant. From 1984 to September 1985, Mr. Martin served as the Manager, Unit Operations (Wilmington Field), with the city of Long Beach. Mr. Martin was employed in 1982 and 1983 as the General Manager of Technical Services for Diamond Shamrock Corporation, the principal business of which was oil and gas exploration, production, refining and marketing. From January 1975 to June 1981, Mr. Martin was the officer in charge of Elk Hills Naval Petroleum Reserve.

COMMITTEES AND MEETINGS

     The Board of Directors has an Audit Committee, Compensation Committee, Executive Committee and Investment Committee.

     The Audit Committee of the Board of Directors currently consists of Messrs. Biller, Downs and Martin. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing, accounting and tax matters, including the selection of the Company's independent accountants, the scope of the annual audit, the nature of non-audit services, the fees to be paid to the independent accountants, the performance of the Company's independent accountants and the accounting practices of the Company.

     The Compensation Committee of the Board of Directors currently consists of Messrs. Busch, Bejach, Charles and Martin. The Compensation Committee is responsible for recommending total compensation for executive officers of Berry to the Board of Directors, for reviewing general plans of compensation for the officers and key employees and for reviewing and approving awards under Berry's Bonus Plan. In addition, the Committee is charged with the full responsibility of administering the Company's 1987 Nonstatutory Stock Option Plan and 1987 Stock Appreciation Rights Plan.

     The Executive Committee of the Board of Directors currently consists of Messrs. Berry, Bryant, Busch, Hoffman, Jamieson and Martin. The Executive Committee was formulated to provide for the orderly and smooth transition of the Chief Executive Officer position from Mr. Bryant to Mr. Hoffman and to provide additional resources to assist management in making strategic decisions, consult with management on technical, strategic, organizational and administrative matters, acquisitions and dispositions, exploration, mergers and policy regarding the long-term growth of the Company.

     The Investment Committee of the Board of Directors currently consists of Messrs. Berry, Biller, Bush and Downs. The Investment Committee is responsible for providing management with investment guidelines, monitoring investment performance and acting as a liaison between management and the Board of Directors on banking and investment matters.

     During 1994, the Board of Directors met five times, the Audit Committee met twice, the Compensation Committee met twice, the Executive Committee met seven times and the Investment Committee met twice. All of the nominees holding office attended in excess of 75% of the board meetings and meetings of committees of which they were members. Non-employee directors are currently paid a quarterly fee of $3,000, plus $400 for each board meeting and $400 for each committee meeting attended which is not held on the same day as the board meeting. Effective April 1, 1995, the quarterly directors fee was adjusted back to it's pre-1994 level of $3,750 per quarter for all non-employee directors. The Company does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table discloses compensation for the three fiscal years ended December 31, 1994, received by the Company's Chief Executive Officer and former Chief Executive Officer. None of the Company's other executive officers received in excess of $100,000 in compensation in 1994.

                                                       ANNUAL COMPENSATION(1)         ALL OTHER
                        NAME AND                    -----------------------------    COMPENSATION
                   PRINCIPAL POSITION               YEAR    SALARY($)    BONUS($)       ($)(2)
    ----------------------------------------------  ----    ---------    --------    ------------
    Jerry V. Hoffman                                1994     180,000          --        11,327
    President and Chief Executive Officer           1993     191,250      30,000        11,956
                                                    1992     162,500      10,000        10,747
    Harvey L. Bryant                                1994     106,442          --        60,979
    Chairman and former Chief Executive Officer(3)  1993     300,000      40,000        17,419
                                                    1992     300,000      15,000        16,659

- ---------------

(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(2) Includes Company contributions under the 401(k) Thrift Plan for 1994 and 1993, respectively, of $10,800 and $11,475 for Mr. Hoffman and $6,387 and $15,000 for Mr. Bryant. Also includes split dollar life insurance compensation for 1994 and 1993, respectively, of $527 and $481 for Mr. Hoffman and $2,770 and $2,419 for Mr. Bryant. Mr. Bryant's compensation for 1994 also includes $40,572 for unused vacation and $11,250 of deferred compensation paid at retirement.

(3) Mr. Bryant retired as an employee and Chief Executive Officer on May 20, 1994. Pursuant to a one year consulting agreement, Mr. Bryant will receive $4,800 per month from June 1994 through May 1995 as an independent contractor for the Company.

                             OPTION GRANTS IN 1994

                                                                                    POTENTIAL REALIZABLE
                           NUMBER OF      PERCENT                                  VALUE AT ASSUMED ANNUAL
                           SECURITIES     OF TOTAL                                  RATES OF STOCK PRICE
                           UNDERLYING     OPTIONS                                  APPRECIATION FOR OPTION
                            OPTIONS      GRANTED TO     EXERCISE                      TERM(C) (DOLLARS)
                           GRANTED(A)    EMPLOYEES       PRICE       EXPIRATION    -----------------------
          NAME              (NUMBER)     IN 1994(B)    ($/SHARE)        DATE          5%           10%
- -------------------------  ----------    ----------    ----------    ----------    --------     ----------
Jerry V. Hoffman.........    100,000        33.3%        $10.75       12/2/2004    $697,000     $1,847,000
Harvey L. Bryant.........      3,000          (A)        $10.75       12/2/2004    $ 20,910     $   55,410

                                                                   ASSUMED PRICE APPRECIATION
                                                                  -----------------------------
                                                                       5%              10%
                                                                  ------------     ------------
Assumed price per share at 12/2/2004............................  $      17.72     $      29.22
Gain on one share valued at $10.75 at 12/2/94...................  $       6.97     $      18.47
Gain on all shares (based on 21,932,061 shares outstanding at
  12/31/94).....................................................  $152,866,465     $405,085,167
Gain for all 1994 optionees (based on 333,000 options)..........  $  2,321,010     $  6,150,510
Optionee gain as a percentage of total stockholder gain.........          1.5%             1.5%

- ---------------

(A) The options were granted pursuant to the 1987 Nonstatutory Stock Option Plan and the 1994 Stock Option Plan. The 1994 Stock Option Plan is subject to shareholder approval. The exercise price of the options is the closing price of Berry Petroleum Company Class A Common Stock as reported by the New York Stock Exchange for the date of grant. The maximum option exercise period is ten years from the date of the grant. The optionees may pay for option stock with cash, Berry Common Stock they already own, or with proceeds from the sale of stock acquired by exercise of the option (a cashless exercise). The employee options become exercisable in four equal installments. The first 25% become exercisable on December 2, 1995 and the remaining options become exercisable in equal installments on December 2, 1996, 1997 and 1998. Vesting of options ceases upon termination of employment. The options cease to be exercisable 90 days after termination of employment. The options granted to Mr. Bryant were from options granted to the non-employee directors and vest immediately.

(B) Total options granted in 1994: 333,000; 300,000 options were granted to employees and 33,000 options were granted to the non-employee directors, including 3,000 options to Mr. Bryant.

(C) Use of the assumed stock price appreciation of 5% and 10% each year for the option period is required by Securities and Exchange Commission Regulation S-K. No valuation method can accurately predict future stock price or option values because there are too many unknown factors. If the stock price does not increase, the options will have no value.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on Options/SARs exercised in 1994 by the named executive officers and the value of such officers' unexercised Options/SARs at December 31, 1994.

                                                          NUMBER OF SECURITIES
                               SHARES                    UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                              ACQUIRED                  OPTIONS/SARS AT YEAR-END       IN-THE-MONEY OPTIONS/SARS
                                 ON        VALUE                 (#)(B)                    AT YEAR-END(A)($)
                              EXERCISE    REALIZED    ----------------------------    ----------------------------
            NAME                (#)        ($)(A)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ----------------------------  --------    --------    -----------    -------------    -----------    -------------
Jerry V. Hoffman............      0           0          43,800         100,000            0               0
Harvey L. Bryant............      0           0          17,800           3,000            0               0

- ---------------

(A) Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise or base price of "in-the-money" options/SARs. At December 31, 1994 the exercise price of the outstanding Options/SARs was in excess of the closing price as reported by the New York Stock Exchange.

(B) The unexercisable options at year-end were from the December 2, 1994 option grants and are subject to approval of the 1994 Stock Option Plan by the shareholders.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. During 1994 the Committee was composed of four non-employee Directors. The Committee is committed to a strong, positive link between business performance, strategic goals, and compensation and benefit programs.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION POLICY

     The Company's compensation policy is designed to support the overall objective of enhancing value for our shareholders by:

     o Attracting, developing, rewarding, and retaining highly qualified and productive individuals.

     o Directly relating compensation to both Company and individual performance.

     o Ensuring compensation levels that are externally competitive and internally equitable.

     o Encouraging executive stock ownership to enhance a mutuality of interest with other shareholders.

     The following is a description of the elements of executive compensation and how each relates to the objectives and policy outlined above.

  BASE SALARY

     The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, we consider the level and scope of responsibility, experience, Company and individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility. By design, we strive to set executives' salaries at competitive market levels.

     We believe maximum performance can be encouraged through the use of appropriate incentive programs. Incentive programs for executives are as follows:

  ANNUAL INCENTIVES

     Annual incentive awards are made to executives to recognize and reward corporate and individual performance. The plan in effect provides an incentive fund of up to 2% of the Company's net earnings after taxes. A portion of the available bonus is reserved for discretionary performance awards by the Chief Executive Officer for other employees whose efforts and performance are judged to be exceptional. The cash bonuses paid in 1993 based on 1992 results were 2% of the Company's net earnings after taxes, however, due to low crude oil prices and special charges, no incentive cash bonuses were paid in 1994 or in 1995.

     The amount individual executives may earn is directly dependent upon the individual's position, responsibility, and ability to impact the Company's financial success. External market data is reviewed periodically to determine competitive incentive opportunities for individual executives.

  LONG-TERM INCENTIVE PLANS COMPENSATION

     Non-Statutory Stock Option ("NSO") and Stock Appreciation Rights ("SAR") Plans

     The purpose of these plans is to provide additional incentives to employees to work to maximize shareholder value. The NSO and SAR plans generally utilize vesting periods to encourage key employees to continue in the employ of the Company. The Compensation Committee is charged with responsibility for administering and granting non-statutory stock options and stock appreciation rights. As indicated in Proposal Number 2, the shares available in the 1987 NSO Plan have been fully utilized, the 1987 Stock Appreciation Rights Plan has been terminated and the 1994 Stock Option Plan, if approved by the shareholders, will function to provide employees with continuing incentives to work towards maximizing shareholder value.

  CHIEF EXECUTIVE OFFICER

     Mr. Hoffman replaced Mr. Bryant as the Chief Executive Officer in May 1994. The Committee believes Mr. Hoffman has managed the Company well during his first year in what has proved to be a very difficult environment for Berry Petroleum Company in particular, and for energy companies as a whole. Mr. Hoffman's compensation incentives are primarily derived from the Bonus Plan and the Option and SAR Plans. The value of the Options and SARs are directly related to the Company's stock performance.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    March 17, 1995               Dr. Ralph B. Busch     William B. Charles
                                 Benton Bejach          Roger G. Martin

                            ------------------------

SEVERANCE AGREEMENTS

     The Company has entered into a salary continuation agreement with Mr. Hoffman and other executives which guarantees their salary will be paid in one lump sum, or, at their option, be continued for one year for Mr. Hoffman or six months for the other executives, following a sale of all or substantially all of the oil producing properties of Berry or a merger or other reorganization between Berry and a non-affiliate which results in a change of ownership or operating control.

LIFE INSURANCE COVERAGE

     The Company provides certain individuals who are officers or other high-level executives with life insurance coverage in addition to that available to employees under the Company's group-term life insurance plan. The amount of this life insurance coverage for Mr. Hoffman is $442,000. Depending on certain variables, an executive or beneficiary may be entitled to insurance benefits exceeding the amount of term insurance that could otherwise have been purchased with the portion of the premium payments that are imputed to the executive as taxable income.

NON-QUALIFIED RETIREMENT PLAN

     Berry's Board of Directors adopted a non-qualified retirement plan in December 1988. This plan was designed to make up the difference in retirement benefits which certain employees could not receive due to limitations imposed by the Internal Revenue Code. The Company's Defined Benefit Retirement Plan was terminated as of December 31, 1991. The non-qualified retirement plan is administered by the Board of Directors which determines the obligation and required funding for the plan. Mr. Bryant is the only participant covered by this plan. This plan provides monthly retirement payments beginning at age 65 and continuing for life with a 10 year period term certain. Mr. Bryant's benefit, which began November 1, 1994 at age 65, is $4,805 per month. No additional expense was incurred to fund this plan for 1994.

                               PERFORMANCE GRAPH

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Total returns assume $100 invested on December 31, 1989 in shares of Berry Petroleum Company, the Standard & Poors ("S&P") 500 Index and the Dow Jones Secondary Oil Company Index (which includes 13 companies) assuming reinvestment of dividends for each measurement period. During 1994, the Company performed slightly better than the S&P 500 and the peer group. The information shown is historical and is not necessarily indicative of historical reserve or asset growth or future performance.

                            TOTAL RETURN ANALYSIS

  MEASUREMENT PERIOD                                   DOW JONES SECONDARY
(FISCAL YEAR COVERED)        BERRY PETROLEUM                OIL COS.#                S&P 500
- ---------------------        ---------------           -------------------           -------
12/31/89                         100.00                      100.00                  100.00
12/31/90                         101.20                       82.23                   96.87
12/31/91                          77.34                       81.22                  125.81
12/31/92                          89.45                       86.18                  134.93
12/31/93                          75.50                       97.17                  148.01
12/30/94                          75.81                       96.19                  145.73

- -----------
Source: Nordby International, Inc., Boulder, CO 800-926-7404

* S&P 500 Total Return provided by Bloomberg Financial Markets

# Dow Jones Secondary Oil Cos. total return calculated by Nordby International,
  Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EAGLE CREEK MINING & DRILLING, INC.

     Eagle Creek Mining & Drilling, Inc. ("Eagle Creek"), a California corporation, was a wholly-owned subsidiary of the Company's predecessor until it was spun off to the majority shareholders of the predecessor in 1985. On November 30, 1989, Eagle Creek purchased the assets of S&D Supply Company, a California partnership. S&D Supply Company, a retail distributor of oilfield parts and supplies ("S&D"), is now a division of Eagle Creek. The Company renewed its five year contract in 1994 with S&D, whereby the Company will purchase oilfield parts and supplies from S&D at competitive prices through November 30, 1999. The amounts paid to S&D under this contract in 1994, 1993 and 1992 were $286,000, $597,000 and $116,000, respectively.

     Mr. Bush is a Director of Eagle Creek. Also, Mr. Charles, Mr. Bejach and Dr. Busch are Directors of Berry and Mr. Charles, Mr. Bejach's wife, and Dr. Busch's wife, and their immediate families, are significant beneficial owners of the stock of Eagle Creek. In addition, certain of the family members are directors and executive officers of Eagle Creek.

VICTORY SETTLEMENT TRUST

     In connection with the reorganization of the Company in 1985, a shareholder of Berry Holding Company, Victory Oil Company, a California partnership ("Victory"), brought suit against Berry Holding Company (one of Berry's predecessor companies prior to the reorganization in 1985) and all of its directors and officers and certain significant shareholders seeking to enjoin the reorganization. As a result of the reorganization, Victory's shares of Berry Holding Company stock were converted into shares of Berry Common Stock representing approximately 9.7% of the shares of Berry Common Stock outstanding immediately subsequent to the reorganization. In 1986, Berry and Victory, together with certain of its affiliates, entered into the Instrument for Settlement of Claims and Mutual Release (the "Settlement Agreement").

     The Settlement Agreement provided for the exchange (and retirement) of all shares of Common Stock of Berry held by Victory and certain of its affiliates for certain assets (the "Settlement Assets") conveyed by Berry to Victory. The Settlement Assets consisted of (i) a 5% overriding royalty interest in the production removed or sold from certain real property situated in the Midway-Sunset field which is referred to as the Maxwell property ("Maxwell Royalty") and (ii) a parcel of real property in Napa, California.

     The shares of Berry Holding Company (BHC) originally acquired by Victory and the shares of Berry Stock issued to Victory in exchange for the BHC Stock in the reorganization (the "Victory Shares") were acquired subject to a legend provision designed to carry out certain provisions of the Will of Clarence J. Berry, the founder of Berry's predecessor companies. The legend enforces an Equitable Charge (the "Equitable Charge") which requires that 37.5% of the dividends declared and paid on such shares from time to time be distributed to a group of lifetime income beneficiaries (the "B" Group).

     As a result of the Settlement Agreement, the "B" Group was deprived of the dividend income they would have received on the Victory Shares under the Equitable Charge. In order to adequately protect the interests of the "B" Group, Berry executed a Declaration of Trust (the "Victory Settlement Trust"). In recognition of the obligations of Berry and Victory with respect to the Equitable Charge, Victory agreed in the Settlement Agreement to pay to Berry in its capacity as trustee under the Victory Settlement Trust, 20% of the 5% Maxwell Royalty ("Maxwell "B" Group Payments"). The Maxwell "B" Group Payments will continue until the death of the last surviving member of the "B" Group, at which time the payments will cease and the Victory Settlement Trust will terminate. There is one surviving member of the "B" Group.

     Under the Settlement Agreement, Berry agreed to guarantee that the "B" Group will receive the same dividend income under the Equitable Charge that they would have received had the Victory shares remained as issued and outstanding shares. Accordingly, when Berry declares and pays dividends on its capital stock, it is obligated to calculate separately the amount of dividends that would have been paid to the "B" Group had the Victory Shares not been retired (the "Deemed Dividend Payments"). Berry will make payments from the

Victory Settlement Trust to the surviving member of the "B" Group which may constitute all or a part of the Deemed Dividend Payment in March and September of each year. Such payments will be made to the surviving member of the "B" Group for the remainder of his life.

     Typically, the Maxwell "B" Group Payments have contributed to a portion or all of the payment of the Deemed Dividend Payments. Pursuant to the Settlement Agreement, Berry agreed to make up any deficiency in such Deemed Dividend Payments. The Company paid $68,750 in 1994 to meet its obligations under the Settlement Agreement to the B Group survivor. The B Group survivor and his sister, Ethel D. Busch, are significant shareholders of Berry. Ethel D. Busch's husband, Dr. Ralph Busch, is a current Director of Berry.

                    PROPOSAL NO. 2 -- 1994 STOCK OPTION PLAN
INTRODUCTION

     The 1994 Stock Option Plan (the "1994 Plan") was adopted by the Board of Directors of the Company effective December 2, 1994. The 1994 Plan (the "Plan") provides for the grant of options ("Options") to eligible directors, officers and employees of the Company. The Plan is being submitted to the shareholders of the Company for their approval at this Annual Meeting of Shareholders. The Plan is intended to provide continuing availability of option grants and is substantially similar to the 1987 Nonstatutory Stock Option Plan (the "1987 Plan"). Since there were no remaining authorized shares available for issuance under the 1987 Plan and the 1987 Plan terminates in less than two years, the Board of Directors adopted the new Plan. The remaining SARs available from the 1987 Stock Appreciation Rights Plan were cancelled in 1994.

     The Common Stock and the Class B Stock (the "Capital Stock") shall vote as a single class on the Plan. Each share of Common Stock is entitled to one vote and each share of Class B Stock is entitled to 95% of one vote. Approval of the Plan requires a majority of the eligible votes cast in person or by proxy at the Annual Meeting. The Board of Directors recommends that you vote FOR Proposal No.
2. Proxies solicited hereby will be voted for approval of the Plan unless a vote against the proposal or abstention is specifically indicated.

     The following is a summary of the principal features of the Plan. The summary, however, is subject in all respects to the express provisions of the Plan, a copy of which is attached hereto as Exhibit A.

PURPOSE, ADMINISTRATION AND ELIGIBILITY

     The purpose of the Plan is to attract, retain and motivate talented persons to provide managerial, administrative and other specialized services to the Company by providing such persons with a proprietary interest in the Company. In addition, the Plan is intended to further align these individuals' interests with those of the shareholders. The Plan is administered by the Compensation Committee of the Board, or its successor (the "Committee"), which determines (1) the persons who are to receive Options, (2) the time when the Options will be granted, (3) the terms and conditions, not inconsistent with the provisions of the Plan, of any Options granted, and (4) the number of shares subject to or covered by each Option. The Board has the authority, subject in all cases to the express provisions of the Plan, to adopt rules and regulations relating to the Plan. In general, any full-time or part-time employee, officer or director of the Company, or of any parent corporation or subsidiary company, is eligible to receive Options under the Plan. At this time, however, it is the Committee's intention, except for formula grants to non-employee directors, to grant options only to officers and/or key employees of the Company who, in the judgment of the Committee, perform services of major importance in the management, operation and/or development of the Company.

SECURITIES SUBJECT TO PLAN

     The maximum aggregate number of shares of Common Stock which may be optioned and sold under the 1994 Plan is 1,000,000 shares of Common Stock. Such limitation is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split or reverse split. In any event, however, no Option may be granted if the sum of the shares of Common Stock subject to unexpired or unexercised Options under the Plan or under any other stock option or stock appreciation plan of the Company would exceed 20% of the total shares of voting stock outstanding at such time. There is no "per person" limit on the number of or value of Options that a given individual may receive. The closing sale price per share of the Common Stock as reported by the New York Stock Exchange, as of March 6, 1995, was $9.25.

ALLOCATION OF OPTIONS

     On December 2, 1994, the Committee authorized the issuance of an aggregate of 300,000 Options to the Company's six Executive Officers and to one other Manager, at an exercise price of $10.75 per share. The closing sale price per share of the Common Stock as reported by the New York Stock Exchange was $10.75 on December 2, 1994. None of the Options granted are currently eligible to be exercised. The Options granted vest at 25% each year until 100% of the Options are vested at the end of the fourth year.

FORMULA GRANTS

     The Plan allows for option grants to all non-employee directors under a formula plan whereby all non-employee directors receive Options. On December 2, 1994, an aggregate of 33,000 Options (3,000 Options to each non-employee director) were granted to the eleven non-employee directors at an exercise price of $10.75 per share. The Options granted vest immediately and are eligible for exercise anytime after the 1994 Plan is approved by the shareholders. The formula plan provides for the annual grant of 3,000 Options to each non-employee director holding office on each December 2nd for the term of the Plan at the fair market value on the date of grant.

TERMS AND CONDITIONS

     In consideration of the granting of Options under the Plan, an eligible person must enter into a written agreement. Such agreement may contain such terms, provisions and conditions consistent with the Plan as may be determined from time to time by the Committee.

     The per share exercise price for shares to be issued under the Plan shall be determined by the Committee and may be equal to, greater than or less than the fair market value (as defined in the Plan) of the shares on the date of the grant or during a designated valuation period. In no event, however, shall the exercise price be less than 80% of such fair market value. The exercise price is payable in cash or, at the discretion of the Committee, with shares of Common Stock previously acquired. The equivalent dollar value of the shares used to effect a purchase shall be the fair market value of the shares on the date of exercise.

     Options granted under the Plan will vest and be exercisable at such times and in such installments as the Committee shall provide in the individual agreement. In addition, all such installments shall expire and terminate on such date as the Committee shall determine, which shall not be later than ten years from the date such installment was granted. Any accrued Options under the Plan terminate when the grantee's relationship with the Company is terminated for any reason. In such event (except for a termination resulting from death or disability), all accrued installments remain exercisable for no longer than three months following such termination. If a grantee ceases his or her relationship with the Company because of the grantee's death or disability, any accrued Option will be exercisable on the date of termination of employment, but no later than twelve months after such termination of employment. In no event, however, will any Option be exercisable more than ten years after the date it was granted.

     No Option granted under the Plan will be transferable by any grantee other than by will or the laws of descent and distribution, and during the lifetime of a grantee the Option will be exercisable only by him or her.

ACCELERATING EVENTS

     If the Company (i) dissolves or liquidates, (ii) goes out of existence or becomes the subsidiary of another corporation as a result of a reorganization, merger or consolidation, (iii) sells all or substantially all of its assets or
(iv) is acquired by any person, or group of persons acting in concert, through the purchase of more than 80% of its voting stock, then all outstanding Options granted under the Plan may become exercisable immediately prior to any such event. This acceleration, however, will not occur if the Options are to be continued by a successor entity or if appropriate substitutions are provided.

AMENDMENT OR TERMINATION

     The Plan provides that the Board of Directors may at any time amend, alter or terminate the Plan; provided, however, that unless required by applicable law, the Board shall not amend the Plan without shareholder approval if the amendment would (i) materially increase the benefits under the Plan, (ii) materially increase the number of shares which may be subject to options under the Plan, (iii) materially modify the requirements as to eligibility for participation under the Plan, or (iv) otherwise materially modify the Plan within the meaning of certain SEC Rules and Regulations. The Plan will terminate on December 2, 2004, unless sooner terminated by the Board.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary of federal income tax consequences does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not cover the tax consequences of the Plan under state and/or other local tax laws, and such tax laws may not correspond to the federal tax treatment described herein. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code.

     In general, there are no tax consequences to the optionee upon the grant of an Option under the Plan, but upon exercise the optionee generally will recognize ordinary income equal to the excess of the fair market value of the stock received over the Option exercise price. Upon a subsequent disposition of the shares received on exercise, the difference between the amount realized on such disposition and the fair market value of the shares on the date of exercise generally will be treated as a separate capital gain or loss.

     Optionees who are subject to the "insider trading" rules of Section 16(b) of the Securities and Exchange Act of 1934 (i.e., officers, directors and 10% shareholders) are subject to different tax rules. Such optionees are not treated as recognizing ordinary income upon the exercise of a nonstatutory stock option under the rules described above unless they affirmatively elect such treatment under Section 83(b) of the IRC within 30 days after exercise. In the absence of such an election, such an optionee generally is treated as recognizing ordinary income on the date six months following the exercise date (or on such earlier date on which such optionee no longer is subject to suit under the Section 16(b) insider trading rules). The amount of ordinary income recognized at such time would be equal to the excess of (i) the fair market value of the stock at that time (rather than at the time the option was exercised) over (ii) the purchase price paid for such stock.

     In addition, the exercise of outstanding Options that become exercisable upon an event described above under "Accelerating Events" in certain circumstances may result in all or a portion of the difference between the fair market value and the exercise price of any shares issuable in respect to such Options being characterized as "excess parachute payments." A 20% excise tax is imposed on the optionee on any amount so characterized and the Company will be denied any tax deduction for such amount.

COMPANY DEDUCTIONS, WITHHOLDINGS AND INFORMATION REPORTS

     The Company will generally be entitled to a deduction in an amount equal to the ordinary compensation income recognized by a grantee on the exercise of a nonstatutory stock option. Typically, the Company is required to make applicable federal payroll withholdings with respect to such compensation income recognized by grantees who are employees. Such withholding ordinarily will be accomplished by withholding the required amount from other cash compensation due from the Company to the grantee, by having the grantee pay to the Company the required withholding amount, or by such other permissible methods as the Company may deem appropriate. Whether or not such withholdings are required, the Company will make such information reports to the IRS as may be required with respect to any income of a grantee (whether or not an employee) attributable to transactions involving the grant or exercise of options and/or the disposition of shares acquired on exercise of options.

                 PROPOSAL NO. 3 -- RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, after consideration of the recommendation of the Audit Committee, has selected the certified public accounting firm of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year 1995. Shareholders will be asked to ratify the selection of Coopers & Lybrand L.L.P. at the Annual Meeting. Ratification will require the favorable vote of the holders of a majority of the Capital Stock represented and voting at the Meeting. Although ratification of the accountants by shareholders is not legally required, the Company's Board of Directors believes such ratification to be in the best interest of the Company and its shareholders. If the shareholders do not ratify this appointment, other firms of certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee. Coopers & Lybrand L.L.P. has been the Company's independent accountants since 1991. One or more representatives of Coopers & Lybrand L.L.P. are expected to attend the Annual Meeting with the opportunity to make a statement if they desire to do so and be available at that time to respond to appropriate questions.

                SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposal of a shareholder intended to be presented at the next annual meeting of shareholders, expected to be held on May 17, 1996, must be received at the office of the Secretary of the Company by December 11, 1995, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 ANNUAL REPORT

     The Company's 1994 Annual Report to Shareholders has been mailed to shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of this proxy solicitation material.

     On or about March 27, 1995, the Company filed with the Securities and Exchange Commission its Annual Report on Form 10-K. This Report contains detailed information concerning the Company and its operations, supplementary financial information and certain schedules which, except for exhibits, are included in the Annual Report to Shareholders. A COPY OF THE EXHIBITS WILL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, BERRY PETROLEUM COMPANY, 28700 HOVEY HILLS ROAD, P.O. BIN X, TAFT, CA 93268.

                            EXPENSES OF SOLICITATION

     The total cost of this solicitation will be borne by the Company. In addition to use of the mails, certain officers, directors and regular employees of the Company, without receiving additional compensation, may solicit proxies personally by telephone or facsimile. The Company may reimburse persons holding shares in their own names or in the names of their nominees for expenses they incur in obtaining instructions from beneficial owners of such shares.

                                 OTHER MATTERS

     Management knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

     The above Notice, Proxy Statement and Form of Proxy are sent by Order of the Board of Directors.

                                          KENNETH A. OLSON
                                          Corporate Secretary

April 10, 1995

                                   EXHIBIT A

                            BERRY PETROLEUM COMPANY

                             1994 STOCK OPTION PLAN

                                   ARTICLE I

                                PURPOSE OF PLAN

     The purpose of this Plan is to promote the growth and profitability of the Company and other Participating Companies by providing, through the ownership of Options, incentives to attract and retain highly talented persons to provide managerial, administrative and other specialized services to the Company and other Participating Companies and to motivate such persons to use their best efforts on behalf of the Company and other Participating Companies.

                                   ARTICLE II

                                  DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings set forth in this Article II:

     2.1 Accrued Installment. The term "Accrued Installment" shall mean any vested installment of an Option.

     2.2 Board. The term "Board" shall mean the Board of Directors of the Company.

     2.3 Committee. The term "Committee" shall mean the Compensation Committee, or a successor committee, appointed by the Board and constituting not less than two members of the Board, each of whom is a Disinterested Person.

     2.4 Company. The term "Company" shall mean Berry Petroleum Company, a Delaware corporation, or any successor thereof.

     2.5 Director. The term "Director" shall mean a member of the Board, or a member of the board of directors of any Participating Company.

     2.6 Disinterested Person. The term "Disinterested Person" shall mean any person defined as a Disinterested Person in Rule 16b-3 of the Securities and Exchange Commission as amended from time to time and as promulgated under the Exchange Act.

     2.7  Effective Date. The term "Effective Date" shall mean December 2, 1994.

     2.8 Eligible Person. The term "Eligible Person" shall mean, except as provided in Section 3.1, any full-time or part-time employee, officer or Director of any Participating Company.

     2.9 Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.10 Fair Market Value. The term "Fair Market Value" shall mean the closing sale price on the trading day in question of the Shares on the Composite Tape for New York Stock Exchange Listed Stocks, or, if the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed on such Exchange, on the principal United States securities exchange on which the Shares are listed, or, if the Shares are not listed on any such exchange, the closing bid quotation with respect to the Shares on the trading day in question on the National Association of Securities Dealers, Inc. Automated Quotations Systems or any similar system then in use, or if no such quotation is available, the fair market value on the date in question of the Shares as determined in good faith by the Committee. If the day in question is not a trading day, the determination of Fair Market Value shall be made as of the nearest preceding trading day.

     2.11 Option. The term "Option" shall mean a nonstatutory option to acquire Shares granted under this Plan.

     2.12 Optionee. The term "Optionee" shall mean an Eligible Person who has been granted an Option.

     2.13 Parent Corporation. The term "Parent Corporation" shall mean a corporation as defined in Internal Revenue Code Section 424(e) or any successor thereto.

     2.14 Participating Company. The term "Participating Company" shall mean the Company and any Parent Corporation or Subsidiary Corporation of the Company.

     2.15 Plan. The term "Plan" shall refer to the Company's 1994 Stock Option Plan.

     2.16 Shares. The term "Shares" shall mean shares of the Company's Class A Common Stock, $.01 par value, and may be unissued shares or treasury shares or shares purchased for purposes of this Plan.

     2.17 Subsidiary Corporation. The term "Subsidiary Corporation" shall mean a corporation as defined in Internal Revenue Code Section 424(f) or any successor thereto.

     2.18 Terminating Transaction. The term "Terminating Transaction" shall mean any of the following events: (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company with one or more other corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own, directly or indirectly, over eighty percent (80%) of the aggregate voting power of all outstanding equity securities of the Company); (c) a sale of all or substantially all of the Company's assets; or (d) a sale of the equity securities of the Company representing more than eighty percent (80%) of the aggregate voting power of all outstanding equity securities of the Company to any person or entity, or any group of persons and entities acting in concert.

     2.19 Termination Date. The term "Termination Date" shall mean December 2, 2004.

     2.20 Total Disability. The term "Total Disability" shall mean a permanent and total disability as that term is defined in Internal Revenue Code Section 22(e)(3) or any successor thereto.

                                  ARTICLE III

                   ADMINISTRATION OF PLAN; GRANT TO DIRECTORS

     3.1 Administration by the Committee. This Plan shall be administered by the Compensation Committee of the Board, or its successor (the "Committee"). Subject to the provisions of this Plan document, the Committee shall have full and absolute power and authority in its sole discretion to (i) determine which Eligible Persons shall receive Options, (ii) determine the time when Options shall be granted, (iii) determine the terms and conditions, not inconsistent with the provisions of this Plan, of any Option granted hereunder, (iv) determine the number of shares subject to or covered by each Option, and (v) interpret the provisions of this Plan and of any Option granted under this Plan. A member of the Committee shall not be an Eligible Person, and shall not have been an Eligible Person at any time within one (1) year prior to appointment to the Committee. Except as otherwise provided herein or otherwise permitted by Rule 16b-3(c)(3) of the Exchange Act, during said one (1) year prior to such appointment, no member of the Committee shall have been eligible to acquire stock, stock options or stock appreciation rights under any plan of the Company.

     3.2 Grant to Non-employee Directors. All non-employee Directors of the Company holding office on December 2, 1994, shall receive a grant of 3,000 Options, conditioned upon the receipt of Shareholder Approval at the 1995 Annual Meeting of Shareholders. For the duration of the 1994 Plan, each non-employee Director holding office on December 2nd of each year shall automatically receive a grant of 3,000 Options.

The above referenced Options to non-employee Directors shall be granted upon the following terms and conditions:

          (a) The exercise price of the Options shall be Fair Market Value on the date of grant.

          (b) The Options shall vest immediately upon grant.

          (c) This "formula" grant to non-employee Directors shall not be amended more than once every (6) six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

     3.3 Rules and Regulations. The Committee may adopt such rules and regulations as the Committee may deem necessary or appropriate to carry out the purposes of this Plan and shall have authority to take all action necessary or appropriate to administer this Plan.

     3.4 Binding Authority. All decisions, determinations, interpretations, or other actions by the Committee shall be final, conclusive, and binding on all Eligible Persons, Optionees, Participating Companies and any successors-in-interest to such parties.

                                   ARTICLE IV

                   NUMBER OF SHARES AVAILABLE UNDER THIS PLAN

     The maximum aggregate number of Shares which may be optioned and sold under this Plan is 1,000,000 Shares. In the event that Options granted under this Plan shall for any reason terminate, lapse, be forfeited, or expire without being exercised, the Shares subject to such unexercised Options may again be subjected to Options under this Plan. In any event, however, no Option may be granted hereunder if the sum of Shares subject to such Option and the number of Shares subject to unexpired Options previously granted hereunder (or subject to unexercised options or stock appreciation rights under any other stock option or stock appreciation right plan of the Company) would exceed twenty percent (20%) of the total shares of voting stock outstanding at such time.

                                   ARTICLE V

                                  TERM OF PLAN

     This Plan shall be effective as of the Effective Date and shall terminate on the Termination Date. No Option may be granted hereunder after the Termination Date.

                                   ARTICLE VI

                                  OPTION TERMS

     6.1 Form of Option Agreement. Any option granted under this Plan shall be evidenced by an agreement ("Option Agreement") in such form as the Committee, in its discretion, may from time to time approve. Any Option Agreement shall contain such terms and conditions as the Committee may deem, in its sole discretion, necessary or appropriate and which are not inconsistent with the provisions of this Plan.

     6.2 Vesting and Exercisability of Options. Subject to the limitations set forth herein and/or in any applicable Option Agreement entered into hereunder, Options granted under this Plan shall vest and be exercisable in accordance with the rules set forth in this Section 6.2:

     a. General. Subject to the other provisions of this Section 6.2, Options shall vest and become exercisable at such times and in such installments as the Committee shall provide in each individual Option Agreement. Notwithstanding the foregoing, the Committee may in its sole discretion accelerate the time at which an Option or installment thereof may be exercised. Unless otherwise provided in this Section 6.2 or in the Option Agreement pursuant to which an Option is granted, an Option may be exercised when Accrued

Installments accrue as provided in such Option Agreement and at any time thereafter until, and including, the Option Termination Date (as defined below).

     b. Termination of Options. All installments and Options shall expire and terminate on such date as the Committee shall determine ("Option Termination Date"), which in no event shall be later than ten (10) years from the date on which such Option was granted.

     c. Termination of Eligible Person Status Other Than by Reason of Death or Disability. In the event that the employment of an Eligible Person with a Participating Company is terminated for any reason (other than by reason of death or Total Disability), any installments under an Option held by such Eligible Person which have not accrued as of such termination date shall expire and become unexercisable as of such termination date. Except as otherwise provided herein, in the event that an Eligible Person who is a Director terminates his directorship or otherwise ceases to be a Director for any reason (other than by reason of death or Total Disability), any installments under an Option held by such Eligible Person which have not accrued as of the directorship termination date shall expire and become unexercisable as of the directorship termination date. All Accrued Installments as of the employment termination date and/or the directorship termination date shall remain exercisable only within such period of time as the Committee may determine, but in no event shall any Accrued Installments remain exercisable for a period in excess of three (3) months following such termination date or for a period in excess of the original Option Termination Date, whichever is earlier. For purposes of this Plan, an Eligible Person who is an employee or Director of any Participating Company shall not be deemed to have incurred a termination of his employment or his directorship (whichever may be applicable) so long as such Eligible Person is an employee or Director (whichever may be applicable) of any Participating Company.

     d. Leave of Absence. In the case of any employee on an approved leave of absence, the Committee may make such provision respecting continuance of any Options held by the employee as the Committee deems appropriate in its sole discretion, except in no event shall an Option be exercisable after the original Option Termination Date.

     e. Death or Total Disability of Eligible Person. In the event that the employment or directorship of an Eligible Person with a Participating Company is terminated by reason of death or Total Disability, any unexercised Accrued Installments of Options granted hereunder to such Eligible Person shall expire and become unexercisable as of the earlier of:

          (1) The applicable Option Termination Date, or

          (2) The first anniversary of the date of termination of the employment or directorship of such Eligible Person by reason of the Eligible Person's death or Total Disability. Any such Accrued Installments of a deceased Eligible Person may be exercised prior to their expiration only by the person or persons to whom the Eligible Person's Option rights pass by will or the laws of descent and distribution. Any Option installments under such a deceased or disabled Eligible Person's Option that have not accrued as of the date of the termination of employment, or directorship due to death or Total Disability shall expire and become unexercisable as of such termination date.

     f. Termination of Affiliation of Participating Company. Notwithstanding the foregoing provisions of this section, in the case of an Eligible Person who is an employee or Director of a Participating Company other than the Company, upon an Affiliation Termination (as defined herein) of such Participating Company such Eligible Person shall be deemed (for all purposes of this Plan) to have incurred a termination of his employment or directorship with such Participating Company for reasons other than death or Total Disability, with such termination to be deemed effective as of the effective date of said Affiliation Termination. As used herein the term "Affiliation Termination" shall mean, with respect to a Participating Company, the termination of such Participating Company's status as a Participating Company (as defined herein) with respect to the Company.

     6.3 Options Not Transferable. Options granted under this Plan may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily or by operation of law, other than by will or the laws of descent and distribution, and (except as specifically provided to the contrary in Section 6.2(e) hereof) may be exercised during the lifetime of an Optionee only by such Optionee.

     6.4  Restrictions on Issuance of Shares.

     a. No Shares shall be issued or delivered upon exercise of an Option unless and until there shall have been compliance with all applicable requirements of the Securities Act of 1933, all applicable listing requirements of any market or securities exchange on which the Company's Common Stock is then listed, and any other requirements of law or of any regulatory body having jurisdiction over such issuance and delivery. The inability of the Company to obtain any required permits, authorizations or approvals necessary for the lawful issuance and sale of any Shares hereunder on terms deemed reasonable by the Committee shall relieve the Company, the Board, and the Committee of any liability in respect of the nonissuance or sale of such Shares as to which such requisite permits, authorizations or approvals shall not have been obtained.

     b. As a condition to the granting or exercise of any Option, the Committee may require the person receiving or exercising such Option to make any representations and warranties to the Company as may be required or appropriate under any applicable law or regulation, including, but not limited to, a representation that the Option or Shares are being acquired only for investment and without any present intention to sell or distribute such Option or Shares, if such a representation is required under the Securities Act of 1933 or any other applicable law, rule or regulation.

     c. The exercise of any Option under this Plan is conditioned on approval of this Plan, within twelve (12) months of the adoption of this Plan by the Board, by (i) the vote of the holders of a majority of the outstanding securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law, or (ii) the written consent of the holders of a majority of the securities of the Company entitled to vote if the requirements of Rule 16b-3(b)(2) promulgated under the Exchange Act are otherwise satisfied. In the event such shareholder approval is not obtained within such time period, any Options granted hereunder shall be void.

     6.5  Option Adjustments.

     a. If the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the number or kind of shares, and the per-share Option price thereof, which may be issued in the aggregate and to any individual Optionee under this Plan upon exercise of Options granted under this Plan; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Committee determines that such adjustment may result in the receipt of federally taxable income to holders of Options granted hereunder or the holders of Shares or other classes of the Company's securities.

     b. Upon the occurrence of a Terminating Transaction (as defined in Article II hereof), as of the effective date of such Terminating Transaction, this Plan and any then outstanding Options (whether or not vested) shall terminate unless
(i) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Options, or for the substitution of such Options of new options covering the securities of the successor or surviving corporation in the Terminating Transaction or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and prices, in which event this Plan and such outstanding Options shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (ii) the Committee otherwise shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then outstanding Options (whether or not vested), including without limitation (A) accelerating the vesting of outstanding Options, and/or (B) providing for the cancellation of Options and their automatic conversion into the right to receive the securities or other properties which a holder of the Shares underlying such Options would have been entitled to receive upon consummation of such Terminating Transaction had such Shares been issued and outstanding (net of the appropriate option exercise prices). If this Plan or the Options shall terminate pursuant to the foregoing provisions of this paragraph (b) because neither (i) nor (ii) is satisfied, any Optionee holding outstanding Options shall have the right, at such time immediately prior to the consummation of the Terminating

Transaction as the Company shall designate, to exercise his or her Options to the full extent not theretofore exercised, including any installments which have not yet become Accrued Installments.

     c. In all cases, the nature and extent of adjustments under this Section
6.5 shall be determined by the Committee in its sole discretion, and any such determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under this Plan pursuant to any such adjustment.

     6.6 Taxes. The Committee shall make such provisions and take such steps as it deems necessary or appropriate for the withholding of any federal, state, local and other tax required by law to be withheld with respect to the grant or exercise of an Option under this Plan, including, but without limitation, the withholding of the number of Shares at the time of the grant or exercise of an Option the Fair Market Value of which would satisfy any withholding tax on said exercise or grant, the deduction of the amount of any such withholding tax from any compensation or other amounts payable to an Optionee by any member of the Participating Companies, or requiring an Optionee (or the Optionee's beneficiary or legal representative) as a condition of granting or exercising an Option to pay to any member of the Participating Companies any amount required to be withheld, or to execute such other documents as the Committee deems necessary or appropriate in connection with the satisfaction of any applicable withholding obligation.

     6.7 Legends. Each Option Agreement and each certificate representing Shares acquired upon exercise of an Option shall be endorsed with all legends, if any, required by applicable federal and state securities laws to be placed thereon. The determination of which legends, if any, shall be placed upon Option Agreements and/or said Share certificates shall be made by the Committee in its sole discretion and such decision shall be final, binding and conclusive.

                                  ARTICLE VII

                      SPECIAL OPTION TERMS UNDER THIS PLAN

     7.1 Option Exercise Price. The Option exercise price for Shares to be issued under this Plan shall be determined by the Committee in its sole discretion, but shall not be less than eighty percent (80%) of the Fair Market Value of the Shares on the date of grant. The date of grant shall be deemed to be the date on which the Committee authorizes the grant of the Option, unless a subsequent date is specified in such authorization.

     7.2 Exercise of Options. An Option may be exercised in accordance with this Section 7.2 as to all or any portion of the Shares covered by an Accrued Installment of the Option from time to time during the applicable Option period, except that an Option shall not be exercisable with respect to fractions of a Share. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company, which notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full of the purchase price in accordance with Section 7.3. An Option shall be deemed exercised when such written notice of exercise and payment has been received by the Company. No Shares shall be issued until full payment has been made and the Optionee has satisfied such other conditions as may be required by this Plan, as may be required by applicable law, rules, or regulations, or as may be adopted or imposed by the Committee. Until the stock certificates have been issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificate is issued, except as provided in Section 6.5.

     7.3  Payment of Option Exercise Price.

     a. Except as otherwise provided in Section 7.3(b), the entire Option exercise price shall be paid in cash at the time the Option is exercised.

     b. In the discretion of the Committee, an Optionee may elect to pay for all or some of the Optionee's Shares with Common Stock of the Company previously acquired and owned at the time of exercise by the Optionee, subject to all restrictions and limitations of applicable laws, rules and regulations, and subject to the satisfaction of any conditions the Committee may impose, including, but not limited to, the making of such representations and warranties and the providing of such other assurances that the Committee may require with respect to the Optionee's title to the Company's Common Stock used for payment of the exercise price. Such payment shall be made by delivery of certificates representing the Company's Common Stock, duly endorsed or with duly signed stock power attached, such Common Stock to be valued at its Fair Market Value on the date notice of exercise is received by the Company.

                                  ARTICLE VIII

                        AMENDMENT OR TERMINATION OF PLAN

     8.1 Board Authority. The Board may amend, alter, and/or terminate this Plan at any time; provided, however, that unless required by applicable law, rule, or regulation or unless no longer required to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act, the Board shall not amend this Plan without the approval of stockholders (as obtained in accordance with the provisions of Section 6.4(c) hereof) if the amendment would (A) materially increase the benefits accruing to participants under this Plan, (B) materially increase the number of securities which may be issued under this Plan, or (C) materially modify the requirements as to eligibility for participation in this Plan. In determining whether a given amendment is within the scope of (A), (B) or (C), the Company may rely, without limitation, upon the regulations promulgated and the advice provided by the Securities and Exchange Commission with respect to Rule 16b-3. No amendment of this Plan or of any Option Agreement shall affect in a material and adverse manner Options granted prior to the date of any such amendment without the consent of any Optionee holding any such affected Options.

     8.2 Contingent Grants Based on Amendments. Options may be granted in reliance on and consistent with any amendment adopted by the Board alone which is necessary to enable such Options to be granted under this Plan, even though such amendment requires future stockholder approval; provided, however, that any such contingent Option by its terms may not be exercised prior to stockholder approval of such amendment and provided, further, that in the event stockholder approval is not obtained within twelve (12) months of the date of grant of such contingent Option, then such contingent Option shall be deemed canceled and no longer outstanding.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Availability of Plan. A copy of this Plan shall be delivered to the Secretary and Assistant Secretary of the Company and shall be shown by the Secretary or Assistant Secretary to any Eligible Person making reasonable inquiry concerning this Plan.

     9.2 Notice. Any notice or other communication required or permitted to be given pursuant to this Plan or under any Option Agreement must be in writing and shall be deemed to have been given when delivered to and actually received by the party to whom addressed. Notice shall be given to Optionees at their most recent addresses shown in the Company's records. Notice to the Company shall be addressed to the Company at the address of the Company's principal executive offices, to the attention of the Secretary of the Company.

     9.3 Titles and Headings. Titles and headings of sections of this Plan are for convenience of reference only and shall not affect the construction of any provision of this Plan.

                                                          /X/  Please mark
                                                                your votes
                                                                 as this



          ------                               ------
          COMMON                               COMMON

The Board of Directors Recommends a Vote FOR Proposals 1, 2, and 3

1. ELECTION OF DIRECTORS
   B. Bejach, W. Berry, G. Biller, H. Bryant, R. Busch, W. Bush, W. Charles,
   R. Downs, J. Hagg, J. Hoffman, T. Jamieson, R. Martin

(INSTRUCTION: To withhold authority to vote for any nominee, strike a line through that nominee's name in the list above.)

 FOR all nominees listed (except as marked to the contrary)  / /

 WITHHOLD AUTHORITY TO VOTE for all nominees listed          / /

2. APPROVE THE COMPANY'S 1994 STOCK OPTION PLAN

           FOR            AGAINST         ABSTAIN

           / /              / /             / /


3. PROPOSAL TO RATIFY THE SELECTION OF Coopers & Lybrand L.L.P. as the independent accountants of the corporation


          FOR            AGAINST         ABSTAIN

          / /             / /             / /


4. The Proxies are authorized to vote upon such other business as may properly come before the meeting.


Dated:                                     , 1995
      -------------------------------------


      ------------------------------------------
                      Signature

      ------------------------------------------
              Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

P                            BERRY PETROLEUM COMPANY
R                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
O
X          This Proxy is Solicited on Behalf of the Board of Directors
Y

The undersigned shareholder of Berry Petroleum Company, a Delaware Corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Harvey L. Bryant and Jerry V. Hoffman as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock or Class B Stock of Berry Petroleum Company held of record by the undersigned on March 27, 1995 at the annual meeting of shareholders to be held May 19, 1995 or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3 and in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.

                  (Continued and to be signed on reverse side)